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                                                                       Exhibit 5

                            JOINT FILING AGREEMENT

         The undersigned each agree that (i) the Statement on Schedule 13D relating to the Common Stock, no par value, of Repap Enterprises Inc. is adopted and filed on behalf on each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

         EXECUTED as of May 26, 1998.

                                       ENRON CAPITAL & TRADE RESOURCES CORP.

                                       By: /s/ Peggy B. Menchaca
                                          -------------------------------------
                                       Name:   Peggy B. Menchaca
                                       Title:  Vice President and Secretary


                                       ENRON CORP.


                                       By: /s/ Peggy B. Menchaca
                                          -------------------------------------
                                       Name:   Peggy B. Menchaca
                                       Title:  Vice President and Secretary